Exhibit 107

Calculation of Filing Fee Tables
S-3
Sono Group N.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, nominal value EUR0.01 per share	457(o)
		Equity	Preferred Shares, nominal value EUR300.00 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	(1) Except where a value is indicated, the Amount Registered and Proposed Maximum Offering Price Per Unit are omitted as to each class of security pursuant to Instructions 2.A.ii.b. and 2.A.iii.b. to Item 16(b) of Form S-3. (2) The securities registered hereunder include such indeterminate number of (a) shares of Ordinary Shares, (b) shares of Preferred Shares, (c) debt securities, (d) warrants, (e) rights and (f) units as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Ordinary Shares and Preferred Shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. (3) Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date